As filed with the Securities and Exchange Commission on July 8, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WestRock Company
(Exact name of registrant as specified in its charter)

Delaware	47-3335141
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 South 5th Street
Richmond, VA 23219
(804) 444-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees
MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated
MeadWestvaco Corporation Compensation Plan for Non-Employee Directors
MeadWestvaco Corporation Deferred Income Plan
MeadWestvaco Corporation 1996 Stock Option Plan
RockTenn Amended and Restated 2004 Incentive Stock Plan
RockTenn 2004 Incentive Stock Plan
RockTenn (SSCC) Equity Incentive Plan
RockTenn Supplemental Retirement Savings Plan
(Full title of the plan)

Robert B. McIntosh
Executive Vice President, General Counsel and Secretary
WestRock Company
501 South 5th Street
Richmond, VA 23219
(804) 444-1000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Richard Hall, Esq.
 Andrew R. Thompson, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
 825 Eighth Avenue
New York, New York 10019
(212) 474-1000

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (2)(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Common Stock, $0.01 par value per share (1)	25,745,463 shares	$62.77 (4)	$1,616,042,712.51 (4)	$187,784.16
Deferred Compensation Obligations (6)	$170,000,000	100%	$170,000,000	$19,754.00

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) also covers an indeterminate amount of plan participation interests to be offered or sold pursuant to the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees.

(2)
This Registration Statement covers the issuance of an aggregate of 25,745,463 shares of common stock, par value $0.01 per share (“Company Common Stock”), of WestRock Company, a Delaware corporation (“we,” “our,” “us,” “WestRock,” or the “Company”).  As adjusted for the 0.78 exchange ratio (the “MWV Exchange Ratio”) in connection with the Business Combination (as defined in the Explanatory Note below), at the effective time of the Business Combination, 13,261,103 shares of common stock, par value $0.01 per share (“MWV Common Stock”), of MeadWestvaco Corporation, a Delaware corporation (“MWV”), were subject to outstanding equity-based awards or were reserved and available for issuance under the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees, the MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors and the MeadWestvaco Corporation 1996 Stock Option Plan (collectively, the “MWV Plans”), and 12,484,360 shares of Class A common stock, par value $0.01 per share (“RockTenn Common Stock”), of Rock-Tenn Company, a Georgia corporation (“RockTenn”), were subject to outstanding equity-based awards or were reserved and available for issuance under the RockTenn Amended and Restated 2004 Incentive Stock Plan, the RockTenn 2004 Incentive Stock Plan and the RockTenn (SSCC) Equity Incentive Plan (collectively, the “RockTenn Plans” and, together with the MWV Plans, the “Plans”).

(3)
Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of Company Common Stock that may become issuable under the Plans pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Company Common Stock.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sales prices per share of the Company Common Stock on the New York Stock Exchange on July 7, 2015.

(5)
Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $116.20 per $1,000,000 of the proposed maximum aggregate offering price. Pursuant to Rule 457(p) under the Securities Act, the total amount of the registration fee due is offset by $63,830.60, representing the dollar amount of the filing fee previously paid by the Company that corresponds to 8,481,036 unsold shares registered pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-202643) filed under the Securities Act on March 10, 2015. Accordingly, the filing fee transmitted herewith is $143,707.56.

(6)
The Deferred Compensation Obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the MeadWestvaco Corporation Deferred Income Plan and the RockTenn Supplemental Retirement Savings Plan (collectively, the “DC Plans”).

EXPLANATORY NOTE

                On July 1, 2015, pursuant to the Second Amended and Restated Business Combination Agreement, dated as of April 17, 2015 and amended as of May 5, 2015 (the “Business Combination Agreement”), by and among WestRock (formerly known as Rome-Milan Holdings, Inc.), RockTenn, MWV, Rome Merger Sub, Inc., a Georgia corporation (“RockTenn Merger Sub”), and Milan Merger Sub, LLC, a Delaware limited liability company (“MWV Merger Sub”), RockTenn and MWV completed a strategic combination of their respective businesses. Pursuant to the Business Combination Agreement, (i) RockTenn Merger Sub was merged with and into RockTenn, with RockTenn surviving the merger as a wholly owned subsidiary of WestRock, and (ii) MWV Merger Sub was merged with and into MWV, with MWV surviving the merger as a wholly owned subsidiary of WestRock (collectively, the “Business Combination”).

                Under the terms of the Business Combination Agreement, upon the effective time of the Business Combination:

(i)
each outstanding, unvested RockTenn restricted stock award held by a non-executive member of the RockTenn board of directors vested and was converted into the right to receive a number of shares of Company Common Stock equal to the total number of shares of RockTenn Common Stock subject to such RockTenn restricted stock award immediately prior to the effective time of the Business Combination;

(ii)
each outstanding, unvested RockTenn restricted stock award held by anyone other than a non-executive member of the RockTenn board of directors was converted into a WestRock restricted stock award, on the same terms and conditions (including applicable vesting requirements), with respect to a number of shares of Company Common Stock equal to the total number of shares of RockTenn Common Stock subject to such RockTenn restricted stock award immediately prior to the effective time of the Business Combination;

(iii)
each option to purchase shares of RockTenn Common Stock (a “RockTenn option”), whether vested or unvested, was converted into an option to purchase shares of Company Common Stock (a “WestRock option”), on the same terms and conditions (including applicable vesting requirements and per share exercise price), with respect to a number of shares of Company Common Stock equal to the total number of shares of RockTenn Common Stock subject to such RockTenn option immediately prior to the effective time of the Business Combination, provided that, outstanding unvested RockTenn options granted on or after January 1, 2014 accelerated and vested pursuant to their terms upon the effective time of the Business Combination; and

(iv)
each outstanding, unvested award of restricted stock units corresponding to shares of RockTenn Common Stock (a “RockTenn RSU”) was converted into an award of restricted stock units corresponding to shares of Company Common Stock (a “WestRock RSU”), on the same terms and conditions (including applicable vesting requirements), with respect to a number of shares of Company Common Stock equal to the total number of shares of RockTenn Common Stock subject to such RockTenn RSU immediately prior to the effective time of the Business Combination, provided that, for any RockTenn RSU that is subject to performance-based vesting conditions, the compensation committee of the RockTenn board of directors determined, prior to the effective time of the Business Combination, the level of performance achievement for such RockTenn RSU based on the RockTenn or the WestRock compensation committee’s good faith determination of actual performance as of the effective time of the Business Combination, and the related WestRock RSU will remain subject only to the applicable time-based vesting criteria as were applicable to such RockTenn RSU immediately prior to the effective time of the Business Combination.

Under the terms of the Business Combination Agreement, at the effective time of the Business Combination:

(i)
each outstanding option to purchase shares of MWV Common Stock (an “MWV option”), whether vested or unvested, was converted into a WestRock option, on the same terms and conditions (including applicable vesting requirements), with respect to a number of shares of Company Common Stock equal to the total number of shares of MWV Common Stock subject to such MWV option immediately prior to the effective time of the Business Combination multiplied by the MWV Exchange Ratio at a per-share exercise price equal to the per-share exercise price of the outstanding MWV option divided by the MWV Exchange Ratio;

(ii)
each outstanding MWV stock appreciation right, whether vested or unvested, was converted into a WestRock stock appreciation right, on the same terms and conditions (including applicable vesting requirements), with respect to a number of shares of Company Common Stock equal to the total number of shares of MWV Common Stock subject to such MWV stock appreciation right immediately prior to the effective time of the Business Combination multiplied by the MWV Exchange Ratio at a per-share base price equal to the per-share base price of the outstanding MWV stock appreciation right divided by the MWV Exchange Ratio;

(iii)
each outstanding, unvested award of restricted stock units corresponding to shares of MWV Common Stock (an “MWV RSU”) was converted into a WestRock RSU, on the same terms and conditions (including applicable vesting requirements), with respect to a number of shares of Company Common Stock equal to the total number of shares of MWV Common Stock subject to such MWV RSU immediately prior to the effective time of the Business Combination multiplied by the MWV Exchange Ratio; provided that for any MWV RSU that is subject to performance-based vesting conditions, each MWV RSU was deemed earned at target performance as of the effective time of the Business Combination and the related WestRock RSU remained subject only to applicable time-based vesting criteria as were applicable to such MWV RSU immediately prior to the effective time of the Business Combination; and

(iv)
each outstanding MWV director stock unit award, whether vested or unvested, was converted into a WestRock director stock unit award on the same terms and conditions (including applicable vesting requirements) with respect to a number of shares of Company Common Stock equal to the total number of shares of MWV Common Stock subject to such MWV director stock unit award immediately prior to the effective time of the Business Combination multiplied by the MWV Exchange Ratio.

This Registration Statement is filed by the Company for the purpose of registering (i) 13,261,103 shares of Company Common Stock reserved and available for issuance under the MWV Plans that have been assumed by the Company in connection with the consummation of the Business Combination and awards to be granted under the MWV Plans following the Business Combination, (ii) 12,484,360 shares of Company Common Stock reserved and available for issuance under the RockTenn Plans that have been assumed by the Company in connection with the consummation of the Business Combination and awards to be granted under the RockTenn Plans following the Business Combination and (iii) Deferred Compensation Obligations, which are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the DC Plans.

PART I
 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be sent or given to employees participating in Plans, as applicable, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Plan, will be available without charge by contacting the Executive Vice President, General Counsel and Secretary, WestRock Company, 501 South 5th Street, Richmond, Virginia 23219, Telephone: (804) 444-1000.

Part II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                Item 3. Incorporation of Documents by Reference.

        The following documents, which have been filed with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

•	The Company’s Current Report on Form 8-K, dated July 1, 2015;

•	RockTenn’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014;

•	RockTenn’s Proxy Statement on Schedule 14A filed December 19, 2014;

•	RockTenn’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2014 and March 31, 2015;

•	RockTenn’s Current Reports on Form 8-K, dated December 22, 2014, January 25, 2015, January 26, 2015, January 30, 2015, March 31, 2015, June 2, 2015, June 9, 2015, June 24, 2015 and July 1, 2015;

•	MWV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended on April 20, 2014;

•
The Annual Report on Form 11-K for the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees for the fiscal year ended December 31, 2014, filed with the Commission on June 1, 2015;

•	MWV’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015;

•
MWV’s Current Reports on Form 8-K, dated January 8, 2015, January 23, 2015, January 25, 2015, January 26, 2015, February 24, 2015 (two filings, including amendment), February 28, 2015, May 12, 2015, June 3, 2015, June 9, 2015, June 24, 2015 and July 1, 2015; and

•
The description of the Company’s common stock contained in the Company’s registration statement on Form S-4 (File No. 333-202643) filed on March 10, 2015, including any amendments or reports filed for the purpose of updating such description.

        All documents, reports or definitive proxy or information statements subsequently filed by the Company, RockTenn or MWV pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                Item 4. Description of Securities.

The securities are being registered in respect of the “Deferred Compensation Obligations” of the Company, which are comprised of RockTenn Deferred Compensation Obligations and MWV Deferred Compensation Obligations (each, as defined below) and will be offered to eligible employees of the Company and its participating affiliates or converted to Deferred Compensation Obligations at the time of the Business Combination.  The Rock-Tenn Supplemental Retirement Savings Plan (the “RockTenn DC Plan”) permits participants to defer a percentage of base salary and annual bonus payments in accordance with the terms of the RockTenn DC Plan, beginning with the first payroll period after the participant’s elective 401(k) contributions exceed the maximum deferral limit under Section 402(g) of the Internal Revenue Code of 1986, as amended (the “Code”), or the participant’s base salary reaches the maximum compensation limit under Section 401(a)(17) of the Code.  Deferrals of base salary and annual cash incentive compensation constitute the “Rock-Tenn Deferred Compensation Obligations”.  The amount of compensation to be deferred by each participant will be based on elections by each participant under the terms of the RockTenn DC Plan. Participants cannot elect to receive payment of the RockTenn Deferred Compensation Obligations on a specified date; rather payment will occur on the date or dates as specified in the RockTenn DC Plan.

Under the RockTenn DC Plan, each participant may make an investment election prescribing the percentage of their account that will be deemed invested in one or more of the investment funds selected by the committee (the “RockTenn Plan Administrative Committee”) appointed by the compensation committee of the Company (the “Compensation Committee”) to administer the RockTenn DC Plan from time to time.  Participants may modify their elections as of any valuation date, after reasonable opportunity to process such modifications pursuant to procedures determined by the RockTenn Administrative Committee.  RockTenn Deferred Compensation Obligations credited to a participant’s account will be credited with earnings and losses attributable to the participant’s investment fund election.  Participants do not have a right to actually invest the assets in their accounts in the investment funds available under the RockTenn DC Plan. The RockTenn Deferred Compensation Obligations are paid in cash and are not convertible into another security of the Company.

The RockTenn Deferred Compensation Obligations will be unsecured obligations payable from the general assets of the Company unless funds in a “rabbi trust” are sufficient to pay benefits under the RockTenn DC Plan.  No participant or beneficiary has any interest in the assets held by the trust or in the general assets of the Company other than as a general, unsecured creditor.

The RockTenn Plan Administrative Committee reserves the right, in its sole discretion, to amend the RockTenn DC Plan in whole or in part at any time, provided that amendments that materially increase costs or change the design of the RockTenn DC Plan must be approved by the Compensation Committee.  The Company reserves the right to terminate the RockTenn DC Plan and pay out all account balances to all participants in the RockTenn DC Plan. No amendment will reduce a participant’s account balance as of the date of such amendment without the participant’s consent.

A participant’s or beneficiary’s rights to receive payment of the RockTenn Deferred Compensation Obligations may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished, except by will or the laws of descent and distribution and only to the extent permitted under the terms of the RockTenn DC Plan.  Participants may designate a beneficiary under the RockTenn DC Plan in the form and manner as the RockTenn Plan Administrative Committee determines.

The MeadWestvaco Corporation Deferred Income Plan (the “MWV DC Plan”) permits participants to defer up to 80 percent of base salary, commissions and performance-based annual incentive awards in accordance with the terms of the MWV DC Plan. Participants may also elect to defer the entire amount of the participant’s elective 401(k) contributions to the extent they exceed the maximum deferral limit under Section 402(g) of the Code or the participant’s base salary reaches the maximum compensation limit under Section 401(a)(17) of the Code, or the deferrals exceed the limits under Sections 401(k)(3) or 415 of the Code (the “Restorative Savings Amount”).  Deferrals of base salary, commissions, performance-based annual incentive awards and the Restorative Savings Amount constitute the “MWV Deferred Compensation Obligations”.  The amount of compensation to be deferred by each participant will be based on elections by each participant under the terms of the MWV DC Plan. The MWV Deferred Compensation Obligations will be payable on a specified date selected by each participant in accordance with the terms of the MWV DC Plan or on such other date or dates as specified in the MWV DC Plan.  The committee designated by the Company’s chief executive officer (the “MWV Plan Administrative Committee”) may make discretionary matching credits to participant accounts.

MWV Deferred Compensation Obligations credited to a participant’s account will be credited with earnings and losses in accordance with the investment fund selected by the participant from among the various investment funds by the investment policy committee appointed by the Company’s chief executive officer, including the Stock Unit Fund, an investment fund that mirrors the stock fund under the MWV 401(k) plan.  The investment options include various investment funds with different degrees of risk, as may be determined by the Company from time to time. Participants may file a new investment election to change the allocation of all or part of their account among the available investment funds in such form, manner and time as determined by the MWV Plan Administrative Committee.  Participants do not have a right to have amounts in their accounts actually invested in the funds and assets available under investment options of the MWV DC Plan. All payments of the MWV Deferred Compensation Obligations are made in cash.

The MWV Deferred Compensation Obligations will be unsecured obligations of the Company to pay deferred compensation in the future from the general assets of the Company or from any unsecured trust or similar arrangement, in accordance with the terms of the MWV DC Plan, and participants are general creditors of the Company, who rank equally with other unsecured creditors of the Company with respect to their account balances.

The Company reserves the right to amend the MWV DC Plan retroactively or prospectively at any time.  The Company reserves the right to terminate the MWV DC Plan, partially or in its entirety, and pay out all account balances to all participants in the MWV DC Plan at such time the balances would otherwise be payable under the MWV DC Plan. No amendment will reduce a participant’s account balance as of the date of such amendment.

A participant’s rights or the rights of any other person to receive payment of the MWV Deferred Compensation Obligations may not be alienated, transferred, assigned or encumbered, except by a written designation of a beneficiary under the MWV DC Plan or pursuant to the terms of a qualified domestic relations order applicable to the MWV DC Plan.

                Item 5. Interests of Named Experts and Counsel.

        Not applicable.

                Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Article VIII of the Company’s Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or the limitation thereof is not permitted under the DGCL.

     Under Section 2.13 of the Company’s Bylaws, the Company is obligated to indemnify and hold harmless any person who was or is a party or is threatened to be made a party to or otherwise is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that the person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained by the Company, to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) that are reasonably incurred by such person in connection with such proceeding.

     In general, the DGCL permits a corporation to indemnify a director or officer who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding (other than an action by or in the right of the corporation) for expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonable incurred, if the person (i) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, no indemnification is permitted if the director or officer is adjudged liable to the corporation, unless and only to the extent the Delaware Court of Chancery or the court in which the proceeding was brought determines that in view of all of the circumstances of the case such person is fairly and reasonably entitled to indemnification for expenses.

     If the proceeding for which indemnification is sought is initiated by the director or officer seeking indemnification, such person is entitled to indemnification only if the proceeding was authorized by the Board of Directors. The right to indemnification under the Company’s Bylaws includes the right to be paid the expenses incurred in defending any proceeding in advance of its final disposition; provided that if required by the DGCL, the payment of expenses incurred by a director or officer in that capacity (and not in any other capacity in which service was or is rendered by such person while a director or officer, including service to an employee benefit plan) will be contingent on the delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it ultimately is determined that such person is not entitled to indemnification.

      The Company has agreed that it will indemnify and hold harmless each former director and officer of RockTenn or MWV, as applicable, or any of their subsidiaries, and each person who was as of the date of the original business combination agreement, or who thereafter commenced prior to the effective time of the Business Combination, serving as a director or officer of another person at the request of RockTenn or MWV, as applicable, or any of their respective subsidiaries, each referred to as an indemnified party, against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorney’s fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the effective time of the Business Combination (including the Business Combination Agreement and the transactions and actions contemplated thereby)), arising out of or pertaining to the fact that such indemnified party was an officer or director of RockTenn or MWV or was serving at the request of RockTenn or MWV, in each case to the same extent as such indemnified parties were indemnified as of the date of the original business combination agreement pursuant to the organizational documents of RockTenn or MWV, as applicable, or any of their respective subsidiaries, or any indemnification agreements in existence as of the date of the original business combination agreement.

       The Company has also agreed to maintain for six years following the combination either the policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by each of RockTenn and MWV and any of their subsidiaries or provide substitute policies for not less than the existing coverage and having other terms not less favorable to the insured persons, except that in no event will the Company be required to pay with respect to such policies in respect of any one policy year more than 300% of the annual premium paid by RockTenn or MWV, as applicable, referred to as the maximum amounts. Each of RockTenn and MWV may obtain a six-year “tail” policy under such party’s existing directors and officers insurance policy in lieu of the foregoing, in each case for a cost not to exceed the applicable maximum amount.

                Item 7. Exemption from Registration Claimed.

        Not applicable.

                Item 8. Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 2, 2015).

3.2	Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 2, 2015).

4.1
Rock-Tenn Company Supplemental Retirement Savings Plan as Effective as of May 15, 2003 (incorporated by reference to Exhibit 4.1 to the RockTenn’s Registration Statement on Form S-8, File No. 333-104870).

4.2
Amended and Restated Rock-Tenn Company Supplemental Retirement Savings Plan Effective as of January 1, 2006 (incorporated by reference to Exhibit 10.4 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005).

4.3	Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit A of RockTenn’s Proxy Statement dated December 23, 2004).

4.4	Amendment Number One to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

4.5
Second Amendment to the Rock-Tenn Company Supplemental Retirement Savings Plan Effective as of November 16, 2007 (incorporated by reference to Exhibit 10.2 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007).

4.6	Amendment No. 2 to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.5 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

4.7	Amendment No. 3 to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.2 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).

4.8	Amendment No. 4 to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).

4.9	Amendment No. 5 to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.2 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).

4.10
First Amendment to the Rock-Tenn Company Supplemental Retirement Savings Plan Effective as of October 1, 2011 (incorporated by reference to Exhibit 10.1 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012).

4.11
Amended and Restated Rock-Tenn Company 2004 Incentive Stock Plan Effective as of January 27, 2012 (incorporated by reference to Exhibit 10.1 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

4.12
RockTenn (SSCC) Equity Incentive Plan (formerly known as the Smurfit-Stone Container Corporation 2004 Long-Term Incentive Plan) (incorporated by reference to Appendix I to Smurfit Stone Container Corporation’s Proxy Statement dated April 5, 2004).

4.13
First Amendment of the Smurfit-Stone Container Corporation 2004 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Smurfit Stone Container Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.14
MeadWestvaco Corporation Compensation Plan for Non-Employee Directors as Amended and Restated effective January 1, 2009 except as otherwise provided (incorporated by reference to Exhibit 10.20 to MWV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

4.15
MeadWestvaco Corporation 2005 Performance Incentive Plan effective April 22, 2005 and as amended February 26, 2007, January 1, 2009, February 28, 2011 and February 25, 2013 (incorporated by reference to Exhibit 10.1 to MWV’s Form 8-K dated April 25, 2013).

4.16
MeadWestvaco Corporation Deferred Income Plan Restatement effective January 1, 2007 (incorporated by reference to Exhibit 10.25 to MWV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

4.17
MeadWestvaco Corporation 1996 Stock Option Plan (formerly known as The Mead Corporation 1996 Stock Option Plan), as amended through June 24, 1999 and amended February 22, 2001 (incorporated by reference to Exhibit 10.3 to Mead’s Quarterly Report on Form 10-Q for the period ended July 4, 1999 and Appendix 2 to Mead’s definitive proxy statement for the 2001 Annual Meeting of Shareholders).

5.1	Opinion of John J. Carrara.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of BDO USA, LLP.

23.4	Consent of John J. Carrara (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

                Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on July 8, 2015.

WESTROCK COMPANY

By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Steven C. Voorhees, Ward H. Dickson and  Robert B. McIntosh, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven C. Voorhees	Chief Executive Officer, President and Director (Principal Executive Officer)	July 8, 2015
Steven C. Voorhees

/s/ Ward H. Dickson	Chief Financial Officer (Principal Financial Officer)	July 8, 2015
Ward H. Dickson

/s/ A. Stephen Meadows	Chief Accounting Officer (Principal Accounting Officer)	July 8, 2015
A. Stephen Meadows

/s/ John A. Luke, Jr.	Non-Executive Chairman of the Board	July 8, 2015
John A. Luke, Jr.

/s/ Timothy J. Bernlohr	Director	July 8, 2015
Timothy J. Bernlohr

/s/ J. Powell Brown	Director	July 8, 2015
J. Powell Brown

/s/ Michael E. Campbell	Director	July 8, 2015
Michael E. Campbell

/s/ Terrell K. Crews	Director	July 8, 2015
Terrell K. Crews

/s/ Russell M. Currey	Director	July 8, 2015
Russell M. Currey

/s/ G. Stephen Felker	Director	July 8, 2015
G. Stephen Felker
/s/ L.L. Gellerstedt III	Director	July 8, 2015
L.L. Gellerstedt III

/s/ Gracia C. Martore	Director	July 8, 2015
Gracia C. Martore

/s/ James E. Nevels	Director	July 8, 2015
James E. Nevels

/s/ Timothy H. Powers	Director	July 8, 2015
Timothy H. Powers

/s/ Bettina M. Whyte	Director	July 8, 2015
Bettina M. Whyte

/s/ Alan D. Wilson	Director	July 8, 2015
Alan D. Wilson

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 2, 2015).

3.2	Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 2, 2015).

4.1
Rock-Tenn Company Supplemental Retirement Savings Plan as Effective as of May 15, 2003 (incorporated by reference to Exhibit 4.1 to the RockTenn’s Registration Statement on Form S-8, File No. 333-104870).

4.2
Amended and Restated Rock-Tenn Company Supplemental Retirement Savings Plan Effective as of January 1, 2006 (incorporated by reference to Exhibit 10.4 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005).

4.3	Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit A of RockTenn’s Proxy Statement dated December 23, 2004).

4.4	Amendment Number One to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).
4.5
Second Amendment to the Rock-Tenn Company Supplemental Retirement Savings Plan Effective as of November 16, 2007 (incorporated by reference to Exhibit 10.2 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007).

4.6	Amendment No. 2 to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.5 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).
4.7	Amendment No. 3 to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.2 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).
4.8	Amendment No. 4 to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).
4.9	Amendment No. 5 to Rock-Tenn Company 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.2 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011).
4.10
First Amendment to the Rock-Tenn Company Supplemental Retirement Savings Plan Effective as of October 1, 2011 (incorporated by reference to Exhibit 10.1 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012).

4.11
Amended and Restated Rock-Tenn Company 2004 Incentive Stock Plan Effective as of January 27, 2012 (incorporated by reference to Exhibit 10.1 of RockTenn’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

4.12
RockTenn (SSCC) Equity Incentive Plan (formerly known as the Smurfit-Stone Container Corporation 2004 Long-Term Incentive Plan) (incorporated by reference to Appendix I to Smurfit Stone Container Corporation’s Proxy Statement dated April 5, 2004).

4.13
First Amendment of the Smurfit-Stone Container Corporation 2004 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Smurfit Stone Container Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).

4.14
MeadWestvaco Corporation Compensation Plan for Non-Employee Directors as Amended and Restated effective January 1, 2009 except as otherwise provided (incorporated by reference to Exhibit 10.20 to MWV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

4.15	MeadWestvaco Corporation 2005 Performance Incentive Plan effective April 22, 2005 and as amended February 26, 2007, January 1, 2009, February 28, 2011 and February 25, 2013 (incorporated by reference to Exhibit 10.1 to MWV’s Form 8-K dated April 25, 2013).

4.16
MeadWestvaco Corporation Deferred Income Plan Restatement effective January 1, 2007 (incorporated by reference to Exhibit 10.25 to MWV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

4.17
MeadWestvaco Corporation 1996 Stock Option Plan (formerly known as The Mead Corporation 1996 Stock Option Plan), as amended through June 24, 1999 and amended February 22, 2001 (incorporated by reference to Exhibit 10.3 to Mead’s Quarterly Report on Form 10-Q for the period ended July 4, 1999 and Appendix 2 to Mead’s definitive proxy statement for the 2001 Annual Meeting of Shareholders).

5.1	Opinion of John J. Carrara.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of BDO USA, LLP.

23.4	Consent of John J. Carrara (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).